Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Derma Sciences, Inc.:

We consent to the use of our report dated March 28, 2013, with respect to the consolidated balance sheets of Derma Sciences, Inc. and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of comprehensive loss, stockholders’ equity, and cash flows for the years then ended, incorporated herein by reference.

/s/ KPMG LLP

Philadelphia, Pennsylvania

December 13, 2013